                                                                    Exhibit 21.1


Direct or Indirect Subsidiaries                               State of Formation
-------------------------------                               ------------------
Allegheny & Eastern Railroad, Inc.                            Delaware

Bradford Industrial Rail, Inc.                                Delaware

Breaux Bridge Railroad, Inc.                                  Delaware

Buffalo & Pittsburgh Railroad, Inc.                           Delaware

Carolina Coastal Railway, Inc.                                Virginia

Commonwealth Railway, Inc.                                    Virginia

Compania de Ferrocarriles Chiapas-Mayab, S.A. de C.V.         Mexico

Corpus Christi Terminal Railroad, Inc.                        Delaware

The Dansville & Mount Morris Railroad Company                 New York

Emons Finance Corp.                                           Delaware

Emons Industries, Inc.                                        New York

Emons Logistics Services, Inc.                                Delaware

Emons Railroad Group, Inc.                                    Delaware

Emons Transportation Group, Inc.                              Delaware

Erie Holdings Inc.                                            New York

Genesee & Wyoming Bolivia, S.R.L.                             Bolivia

Genesee & Wyoming Investors, Inc.                             Delaware

Genesee and Wyoming Railroad Company                          New York

Genesee & Wyoming Railroad Services, Inc.                     Delaware

Genesee Rail-One Inc.                                         Canada

Golden Isles Terminal Railroad, Inc.                          Delaware

GW Logistics, Inc.                                            Delaware

GW Servicios, S.A. de C.V.                                    Mexico

GWI Canada, Inc.                                              Delaware

GWI Dayton, Inc.                                              Delaware

GWI Holdings Pty. Limited                                     Western Australia

GWI Leasing Corporation                                       Delaware

GWI Rail Management Corporation                               Delaware

G.W. Mexico, S.A. de C.V.                                     Mexico

Huron Central Railway Inc.                                    Canada

Illinois & Midland Railroad, Inc.                             Delaware


Direct or Indirect Subsidiaries                               State of Formation
-------------------------------                               ------------------
Kittaning Equipment Leasing Company                           Pennsylvania

Louisiana & Delta Railroad, Inc.                              Delaware

Maine Intermodal Transportation, Inc.                         Delaware

Maryland and Pennsylvania Railroad, LLC                       Delaware

Mirabel Railway, Inc.                                         Canada

Penn Eastern Rail Lines, Inc.                                 Delaware

Pittsburg & Shawmut Railroad, Inc.                            Delaware

Portland & Western Railroad, Inc.                             New York

Quebec-Gatineau Railway, Inc.                                 Canada

Rail One, Inc.                                                Canada

Rail Link, Inc.                                               Virginia

Rochester & Southern Railroad, Inc.                           New York

Savannah Port Terminal Railroad, Inc.                         Delaware

South Buffalo Railway Company                                 New York

SLR Leasing Corp.                                             Delaware

St. Lawrence & Atlantic Railroad Company                      Delaware

St. Lawrence & Atlantic Railroad (Quebec) Inc.                Quebec

Talleyrand Terminal Railroad Company, Inc.                    Virginia

Willamette & Pacific Railroad, Inc.                           New York

York Railway Company                                          Delaware

Yorkrail, LLC                                                 Delaware

                                  Joint Venture

      Genesee & Wyoming Inc., through its wholly-owned Subsidiary, GWI Holdings Pty. Limited, owns 50% of the equity of Australian Railroad Group Pty. Limited ("ARG") (formerly known as Genesee & Wyoming Australia Pty Limited). The other 50% of ARG is owned by a wholly-owned subsidiary of Wesfarmers Limited. Each of the following entities is a direct or indirect subsidiary of ARG:

                                ARG Subsidiaries



Australia Southern Railroad Pty Ltd.
S A Rail Pty Limited
Australia Northern Railroad Pty Limited
GWA Holdings Pty Ltd
GWA Northern Pty Ltd
GWA Operations North Pty Ltd
AWR Holdings WA Pty Ltd
Asia Pacific Transport Pty Ltd*
Viper Line Pty Ltd
ARG Financing Pty Ltd
ARG Risk Management & Pty Ltd
Australia Western Railroad Pty Ltd
AWR Lease Co Pty Ltd
Westrail Freight Employment Pty Ltd
Westrail Freight Pty Ltd
WestNet Rail Pty Ltd
WestNet StandardGauge Pty Ltd
WestNet NarrowGauge Pty Ltd
Westrail Freight Services Pty Ltd
Westrail Logistics Pty Ltd


*  50% owned by ARG